Exhibit 99.3

XYLEM INC.

OFFERS TO EXCHANGE

$600,000,000 PRINCIPAL AMOUNT OF ITS 3.550% SENIOR NOTES DUE 2016 AND $600,000,000 PRINCIPAL AMOUNT OF ITS 4.875% SENIOR NOTES DUE 2021, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 3.550% SENIOR NOTES DUE 2016 AND ITS OUTSTANDING UNREGISTERED 4.875% SENIOR NOTES DUE 2021, RESPECTIVELY.

                    , 2012

To Our Clients:

Enclosed for your consideration are a Prospectus, dated                     , 2012 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offers by Xylem Inc. (the “Issuer”) to exchange (the “Exchange Offers”) an aggregate principal amount of up to $600,000,000 of the Issuer’s 3.550% Senior Notes due 2016 and $600,000,000 of the Issuer’s 4.875% Senior Notes due 2021 (collectively, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Issuer’s outstanding unregistered 3.550% Senior Notes due 2016 and the Issuer’s outstanding unregistered 4.875% Senior Notes due 2021 (collectively, the “Outstanding Notes”), respectively, in denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and the enclosed Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, and are not subject to any covenant regarding registration under the Securities Act. The Issuer will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummations of the Exchange Offers are subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 12:00 A.M. MIDNIGHT, NEW YORK CITY TIME, ON                     , 2012 (THE “EXPIRATION DATE”), UNLESS THE ISSUER EXTENDS AN EXCHANGE OFFER.

The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offers.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether to tender your Outstanding Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus and the Letter of Transmittal relating to the Exchange Offers by the Issuer to exchange an aggregate principal amount of up to $600,000,000 of the Issuer’s 3.550% Senior Notes due 2016, which have been registered under the Securities Act (the “2016 Exchange Notes”), for any and all of the Issuer’s outstanding unregistered 3.550% Senior Notes due 2016, (the “Outstanding 2016 Notes”) and $600,000,000 of the Issuer’s 4.875% Senior Notes due 2021, which have been registered under the Securities Act (the “2021 Exchange Notes”), for any and all of the Issuer’s outstanding unregistered 4.875% Senior Notes due 2021, (the “Outstanding 2021 Notes”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus. This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount of Outstanding 2016 Notes Held for Account Holder(s)	Principal Amount of Outstanding 2016 Notes to be Tendered*

Principal Amount of Outstanding 2021 Notes Held for Account Holder(s)	Principal Amount of Outstanding 2021 Notes to be Tendered*

*	Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Outstanding Notes acquired for its own account directly from the Issuer. If a holder of the Outstanding Notes is an affiliate of the Issuer, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offers, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE
Dated: ____________________________________________________________________________ , 2012
Signature(s): ____________________________________________________________________________
Print Name(s): ___________________________________________________________________________

Address: _______________________________________________________________________________
_______________________________________________________________________________________
(Please include Zip Code)

Telephone Number: ______________________________________________________________________
(Please include Area Code)

Tax Identification Number or Social Security Number: __________________________________________

My Account Number With You: ____________________________________________________________

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